UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

STEM CELL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-251389	84-2834915
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 North Green Valley Pkwy, Suite 200

Henderson, NV 89074

(Address of principal executive offices, Zip Code)

(702) 354-8751

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2023 the Company entered into an Intellectual Property Asset Transfer Agreement with Auto Stem Laboratories Private Limited (ASL).

In accordance with the terms of the Agreement, ASL will transfer its stem cell based Spinal Cord Injury Therapy Technology to the Company for a stock consideration of two million shares of the Company’s common stock.

The Board believes that the Agreement will provide the Company with the opportunity to move into the biotechnology sector, with a specialty focus in stem cell based regenerative medicine.

Stem Cell Inc.’s Chief Scientific Officer and Director Dr. Anand Kumar Arachimani is the Managing Director of Auto Stem Laboratories Private Limited.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2023, the Board of Directors (the “Board”) of Stem Cell Inc. appointed Dr. Anand Kumar Arachimani as a director of the Board and Chief Scientific Officer of the Company, effective immediately.

Dr. Anand, age 51, is the Founding Member and Managing partner of Auto Stem Laboratories since its inception in 2011. He has over 20 years of experience in stem cell technology development and regenerative medicine and is a pioneer in stem cell research and therapeutic initiatives in India and internationally.

Dr. Anand has done seminal works on adipose derived stem cells and was credited with having conducted the world’s largest stem cell clinical trial study for spinal cord injuries to date back in 2009. Since 2018, he has been serving as an adjunct professor at Saveetha Deemed University in Chennai, India where he was awarded Distinguished Professor of Regenerative Medicine. Dr Anand also received the Distinguished Professor of Regenerative Medicine award from Stavropol State Medical University in Russia.

Since 2022, Dr Anand has been serving as the Director of stem cell unit and as an adjunct professor at Santosh Medical University in Delhi, India. His previous appointments included Scientist at REGID Healthcare Private Limited in Chennai; Senior Scientist at MTR Micro Therapeutics Pvt Ltd and Chennai Kamakshi Memorial Hospitals, Director of StemRx Pvt Ltd (Mumbai) and Stem Culture LLP (Thane, Maharashtra) and Head of the Stem Cell Department at DD Medical College and Life Line Hospitals in Tiruvallur Tamilnadu, India.

Dr. Anand received a Doctoral Degree in Stem Cells and Cancer Biology from University of Madras, Chennai in India.

The Company currently has no compensation arrangements with Dr Anand in respect of both appointments.

As disclosed in Item 1.01, the Company entered into a transaction with Dr. Anand to acquire an intellectual property asset from Auto Stem Laboratories where he serves as the Managing Director.

Dr. Anand does not have a family relationship with any director or executive officer of the Company.

2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has adopted an amendment to the Articles of Incorporation to effect a change of its name to Stem Cell Inc. and became effective from October 10, 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Cell Inc.

Date: October 27, 2023	By:	/s/ Sam Kwok
	Name:	Sam Kwok
	Title:	Chief Executive Officer

4